UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

Millennium Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-49611	54-1920520
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

1601 Washington Plaza, Reston, Virginia 20190

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  703.464.0100

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 10, 2008, Millennium Bankshares Corporation (the “Company”) provided notice to The NASDAQ Stock Market (“NASDAQ”) of its determination to voluntarily withdraw its common stock, $5.00 par value per share (the “Common Stock”), from listing on The NASDAQ Capital Market, where it trades under the symbol “MBVA”, and to terminate the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Act”).  The Company will file a Form 25 with the Securities and Exchange Commission (the “Commission”) on December 22, 2008 and has requested NASDAQ to suspend trading in the Common Stock as of that date.  The Company also expects to file a Form 15 with the Commission, suspending its reporting obligations under Section 15(d) of the Act.

A copy of the Company’s press release regarding this action, required by Rule 12d-2(c)(2)(iii) under the Act, is attached hereto as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)  Shell Company Transactions. Not Applicable

(d)  Exhibits.

99            Press Release dated December 10, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

	By:	/s/ Richard I Linhart
Richard I. Linhart, President and Chief Executive Officer

Dated: December 10, 2008